Camber Energy, Inc. 8-K

Exhibit 99.1

CAMBER ANNOUNCES LETTER FROM LENDER

SAN ANTONIO, September 12, 2017 (GLOBE NEWSWIRE) -- Camber Energy, Inc. (NYSE American:CEI) (“Camber” or the “Company”), an independent oil and gas company, announces that on September 8, 2017, it received a final notice of default from its senior lender, International Bank of Commerce (“IBC” or the “Bank”), noting a payment default in the Company’s failure to pay its August 25, 2017 installment payment (the “Payment Default”). The notice also cited several covenant defaults by the Company. The Company must cure the Payment Default by paying $425,000, as well as any attorney’s fees or late fees as determined by IBC, on or before September 16, 2017. The Company has a 30-day cure period under its loan agreement with respect to the covenant defaults. The Company is evaluating its strategic alternatives as to how to address these defaults. The IBC loan is secured by substantially all of the Company’s assets other than those assets of CATI (as defined below), which secure amounts owed under the note held by CATI (also as described below).

The Company also reports that the NYSE American (the “Exchange”) has granted the Company a two-week extension, until September 19, 2017, to submit its plan of compliance (the “Plan”) addressing how it intends to regain compliance with Sections 1003(a) (ii) and (iii) of the Exchange’s Company Guide by August 3, 2018.

The Company also reports that it is still pursuing possible resolutions of the default notice received by its wholly owned subsidiary CATI Operating LLC (“CATI”). The cure period on the note expires today at which time all principal, interest and unpaid costs are immediately due and payable. As stated previously, this loan is non-recourse to the public Company itself, but is recourse to CATI, and the lender may take action to enforce its security interest over CATI’s assets upon default.

The Company further announces that as it has engaged Dykema Gossett as restructuring advisors to assist the Company in continuing to evaluate all strategic alternatives.

About Camber Energy, Inc.

Based in San Antonio, Texas, Camber Energy (NYSE American:CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma in addition to the Austin Chalk and Eagle Ford formations in South Texas.

For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward-looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Camber’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

Contact

Bob Schleizer

CFO

Camber Energy, Inc.

713-528-1881